Listing Report:Supplement No. 84 dated Oct 22, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 429656
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	17 / 16	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	41	Length of status:	23y 0m
Amount delinquent:	$0	Revolving credit balance:	$41,744	Occupation:	Clergy
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	compassion-bonaza	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Real Estate Closing
Purpose of loan:
This loan will be used to pay the preclosing fees?on a multiunit apartment building. Such fees include;?attorney fees, appraisal,?market analysis and environmental studies.?

My financial situation:
I am a good candidate for this loan because I am a?stable member of my community,?a disabled Viet Nam veteran, I have been married for 26 years, and I have pastored the same church?for 23 years. I also have good credit but it's very diffucult to get a loan at a bank in Arkansas these days.?

Monthly net income: $ 7,500

Monthly expenses: $
??Housing: $?2,000
??Insurance: $ 200?
??Car expenses: $ 0
??Utilities: $ 400
??Phone, cable, internet: $ 125
??Food, entertainment: $ 600
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1400
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429814
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.27%	Starting borrower rate/APR:	12.27% / 14.40%	Starting monthly payment:	$366.78

Auction yield range:	11.27% - 11.27%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1998	Debt/Income ratio:	36%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$15,612	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	54%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	encourager0	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Replacing expensive auto
Purpose of loan:
This loan will be used to payoff any negative equity on an expensive vehicle during trade in and to buy a cheap auto.

My financial situation:
I am a good candidate for this loan because as can be seen in my credit, I am a responsible spouse, father and worker.? I have been employed by my current employer for 1.5 years, but have been steadily employed for 19 years.? My income has increased with each year and I anticipate that trend to continue.? I am at a stable employer and consistently receive high marks from them.? If you need any more information, please e-mail any questions to the address I have registered with this site.

Thank you for considering this loan opportunity.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1997	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	2 / 1	Employment status:	Retired
Now delinquent:	0	Total credit lines:	19	Length of status:	8y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	best-enchanted-deal	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Restoring my 1967 Dodge Charger
Purpose of loan:

This loan will be used to? Completely do a restore on my 1967 Dodge Charger that I inherited from a family member, has 60k original miles, runs great, and been stored for the last 30 years in a climate control storage, no rust, so this will be a perfect opportunity to start a project. I have the original title from 1967, I have all the tools, just need to cash in order to get this baby looking new!

I am a good candidate for this loan because? Ive always paid my loans, never ever been late on anything, have a great credit score prosper says 660, just pulled it on free credit report.com and says 736, so I'm not sure what the issue it. Ive been hearing alot about prosper, and I would like to build my history with everyone.

Monthly net income: $ 3100, $1200 SSI, $1900 pension from the mill I used to work for

Monthly expenses: $

Housing: $ 200
Insurance: $ 100
Car expenses: $ 100
Utilities: $ 75
Phone, cable, internet: $ 125
Food, entertainment: $ 150
Clothing, household expenses $ 100
Credit cards and other loans: $ none, 200 payment for?lot rent
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429832
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$238.56

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-2000	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	7 / 7	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	17	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,853	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	35%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	impressive-repayment	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payoff Debt, Home Improvement
Purpose of loan:

Consolidate my high interest rate cards into one payment, Remove carpet in 4 rooms, and replace with pergo flooring. My wife and daughter?have bad allergies, and?also have asthma.

My financial situation:

My last job, I worked as a railroad conductor and remote control operator (RCO-full scale locomotives)

from 11/2005 to 04/2009. Reason for leaving: Laid off due to the economy.

I am on "furlough status"(subject to being called back), and I am presently receiving union unemployment every 2

weeks.I am married with 2 step children, and my wife is employed through?the ?navy. I started mowing lawns to make the ends meet, and have built up 12 solid base customers for year around service.

I am trying to borrow some much needed funds to consolidate my existing credit cards into one,?remove the?old carpet, and replace with a floating pergo floor.?I?have tried?several times to borrow money from the bank, due to not?

having a pay stub, its?not easy. I receive $ 1280.00 each month, which is?one third of my regular wages on the railroad.

I mow lawns and assist my father on repairs on rental property that he manages. I can pay the note, if you will grant me the opportunity.

My Credit Cards Total Balance Owed??????????$2837.00??

Thankyou for your time and consideration and God Bless

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429838
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$297.31

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1998	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	28	Homeownership:	No
Inquiries last 6m:	6
Screen name:	accordion5	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Web Optomazation
Purpose of loan:
This loan will be used to?Further my online presence as Atlanta's premier hardwood installation company.

My financial situation:
I am a good candidate for this loan because?My company is growing & with a little push will increase 25% next year?

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 750.00
??Insurance: $?320.00
??Car expenses: $ no car loans
??Utilities: $ 220.00
??Phone, cable, internet: $ 80.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 200.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429846
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.42%	Starting borrower rate/APR:	12.42% / 14.56%	Starting monthly payment:	$200.49

Auction yield range:	4.27% - 11.42%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1997	Debt/Income ratio:	38%
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$47,048	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	coin-web8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Repair the roof
Purpose of loan:
This loan will be used to?
Repair damages to my roof due to age and weather
My financial situation:
I am a good candidate for this loan because?
I have an excellent credit and I have never been late on any of my payments
Monthly net income: $
$4980
Monthly expenses: $
??Housing: $ 900
??Insurance: $ 300
??Car expenses: $ 200
??Utilities: $ 300
??Phone, cable, internet: $?180
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429858
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.42%	Starting borrower rate/APR:	32.42% / 34.83%	Starting monthly payment:	$437.88

Auction yield range:	11.27% - 31.42%	Estimated loss impact:	10.80%
Lender servicing fee:	1.00%	Estimated return:	20.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1988	Debt/Income ratio:	14%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$81,087	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	94%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	banker36	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt
Purpose of loan: The purpose of this loan will be to pay off credit cards that were due to medical related expenses.
This loan will be used to? Pay off credit card debts

My financial situation: I am currently employed and own my house and have a 20 year carreer in banking and financial services.
I am a good candidate for this loan because? I have never missed a payment and have an excellent pay history. I also have a stable job history and my credit is my job.

Monthly net income: $ 6380.00

Monthly expenses: $
??Housing: $ 1200.
??Insurance: $ 100.
??Car expenses: $ 250.
??Utilities: $ 200.
??Phone, cable, internet: $ 110.
??Food, entertainment: $ 400.
??Clothing, household expenses $ 60.
??Credit cards and other loans: $ 1000.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.65%	Starting borrower rate/APR:	26.65% / 28.98%	Starting monthly payment:	$731.48

Auction yield range:	8.27% - 25.65%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	17y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,221	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	9%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	basis-shower	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dennis Fronning Dairy
Purpose of loan:
This loan will be used to consolidate operating expense from 2009.

My financial situation:
My financial suituation has been improving by the restructuring of my?intermediate and long term debt through the use of government programs.? I have survived the down turn of the milk market and have watched the milk market increase 45% during the last 4 months and I see the futures increasing over the next year.? I'm through the hard time and have reset my intermediate and long term?debt structure.? The loan will help restructure my short term obligations and position me to work with little or no added debt moving forward.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$142.89

Auction yield range:	8.27% - 26.00%	Estimated loss impact:	7.12%
Lender servicing fee:	1.00%	Estimated return:	18.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1992	Debt/Income ratio:	45%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	49	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$7,875	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	69%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	lasm1989	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	640-660 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-660 (Sep-2009) 620-640 (Oct-2008) 640-660 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
Purchase new heater for home
Purpose of loan:
This loan will be used to? pay for a new propane gas heater for me and my mothers?home and the remaining will go towards Capital One credit card balance. I do not want to put anything else on my credit card because these companys have gone crazy with their interest rate. I would like to have a three year term to pay off this loan compared to a credit card.

My financial situation:
I am a good candidate for this loan because? I am a previous prosper customer who repaid my loan in full and who has not missed or been late on any bills for the last 5 years. I will repay this loan on time and will answer any questions that you may have.

Monthly net income: $ 1623

Monthly expenses: $
??Housing: $ 0
??Insurance: $?76
??Car expenses: $ 225
??Utilities: $ 125
??Phone, cable, internet: $ 175
??Food, entertainment: $?200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 450
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429876
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$725.76

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Apr-1993	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	2 / 1	Employment status:	Not employed
Now delinquent:	1	Total credit lines:	16	Length of status:	0y 10m
Amount delinquent:	$23,137	Revolving credit balance:	$0	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	19	Homeownership:	No
Inquiries last 6m:	1
Screen name:	laudable-openness	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a log cabin home kit
Purpose of loan:
This loan will be used to? buy and build a log cabin home.? Between my husband and myself, we bring in $4230. each month.

My financial situation:
I am a good candidate for this loan because? We are extremely trustworthy and very honest people.? There is no doubt about us repaying this loan.? As a matter of fact, I plan on paying extra on the payments so we can wipe this loan out fast.? If anyone is considering giving us this loan, trust me, we will not do you wrong!? We are not like that.? We gratefully appreciate any and all considerations.? Thank you So Much
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430028
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	6	Total credit lines:	28	Length of status:	2y 9m
Amount delinquent:	$169	Revolving credit balance:	$146	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	3
Screen name:	3am	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2009) 680-700 (May-2007)
Principal balance:	$1,185.57	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Equipment/Vendors
Purpose of loan:
This loan will be used to? Repair some equipment and pay a couple of vendors so I can get back on the right trac.

My financial situation:
I am a good candidate for this loan because I've had financial troubles in the past I've learned from my mistakes ie credit cards I will not make the same mistakes. I know my credit is shot I,m just looking for second chance. My current loan with Prosper has never been late or missed.

Monthly net income: $ 4000.00

Monthly expenses: $ 3000.00
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1991	Debt/Income ratio:	38%
Credit score:	600-620 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	12y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,923	Occupation:	Truck Driver
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	deliveryguy67	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-620 (Aug-2008) 580-600 (Jun-2008) 580-600 (May-2008) 600-620 (Apr-2008)
Principal balance:	$618.29	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
I will use this money to pay off a few high intrest loans and credit cards
My financial situation:
I am a good candidate for this loan because? hard working guy that was once down but working my way back into a better postion in life,?It has been very slow at work this summer and fall, but it is starting to get better. If given this loan i will pay back my first proper loan and then pay off my other credit cards
Monthly net income: $
2,000
Monthly expenses: $
??Housing: $ 325
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 130
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ alltogether? monthly debt is $1,500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430046
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	28.10%	Starting borrower rate/APR:	29.10% / 31.46%	Starting monthly payment:	$209.80

Auction yield range:	14.27% - 28.10%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	12.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-2001	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$17,091	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	kind-noble-bonus	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bedroom and Home Office Equipments
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429811
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$82.16

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1975	Debt/Income ratio:	28%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	9	Total credit lines:	34	Length of status:	17y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	nickel-treaty	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay late house payment
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I will pay it back I just want to keep my house please

Monthly net income: $ 1892.00 x 2

Monthly expenses: $
??Housing: $ 606.00
??Insurance: $ 23.61
??Car expenses: $
??Utilities: $ 110.00 per month
??Phone, cable, internet: $ 0
??Food, entertainment: $ food 150.00 per month 0 entertainment
??Clothing, household expenses $ 25.00 per month
??Credit cards and other loans: $ 0
??Other expenses: $ 214.62
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429835
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1998	Debt/Income ratio:	49%
Credit score:	660-680 (Oct-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$5,308	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	2
Screen name:	need15	Borrower's state:	NewYork	Borrower's group:	Fresh Start Lending
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Combine Debt To Have One Bill
Purpose of loan:
This loan will be used to?combine?my debts so I'll have only one bill and?have a new beginning.? I would also like to take my mother on a little vacation.? She came out of the hospital about a month ago and I think a short trip would help.?

My financial situation:
I am a good candidate for this loan because?I've been very responsible for at least the past three years.? I work at a pretty stable job and I expect a raise, even during this bad economy.? Once?my debt is paid, I'll easily have enough money to continually make regular payments to pay off this loan. All I need is a chance.?

Monthly net income: $2,700???

Monthly expenses: $ 2220.81
??Housing: $ 612
??Insurance: $?49.60
??Car expenses: $ 497.90
??Utilities: $
??Phone, cable, internet: $122?
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $?689.31
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429841
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.42%	Starting borrower rate/APR:	12.42% / 14.56%	Starting monthly payment:	$167.08

Auction yield range:	4.27% - 11.42%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	18%
Credit score:	780-800 (Oct-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$16,957	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	43%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sincere-rate8	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
Pay down my credit cards to so I can chop a few of them up.

My financial situation:
I have been at the same company 10+ years. I am never late on my debts. I just want less payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,650.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	19.00% / 21.25%	Starting monthly payment:	$60.48

Auction yield range:	11.27% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-2002	Debt/Income ratio:	25%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	17 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$20,356	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	Falconn	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing my CITI Bank loan
Purpose of loan:
This loan will be used to refinance high APR Personal loan from CITI Bank

My financial situation:
I am a good candidate for this loan because I am a full time employee having a permanent Research Scientist position at M.D. Anderson Cancer Center.

Monthly net income: $ 3500.00

Monthly expenses: $
??Housing: $ 680
??Insurance: $ 169
??Car expenses: $ 31
??Utilities: $ 140
??Phone, cable, internet: $ 40
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$362.88

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Oct-2009)	Current / open credit lines:	10 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	45	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$181,759	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	intuitive-transparency1	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
FirstTime Hombuyer Tax Credit Loan
Purpose of loan:
This loan will be used to make loans to homeowners?who qualify for the?First Time Homebuyer Tax Credit?

My financial situation:
I am a good candidate for this loan because we have already underwritten and pre-qualified all borrowers to determine eligibility to recieve the tax credit
The loan will be completely paid off within 4 months- this is the amount of time it takes to receive the funds from the IRS (US Treasury)

Monthly net income: $
We charge fees for?providing the?loan-?the loan, with interest, will be paid off within 4 months

Monthly expenses: $?
?All expenses?are covered by the fees we charge
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429879
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$184.85

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1998	Debt/Income ratio:	17%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	6 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,410	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	1
Screen name:	reinforced-moola0	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay bills and other
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 429941
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.25%	Starting borrower rate/APR:	10.25% / 12.36%	Starting monthly payment:	$226.69

Auction yield range:	4.27% - 9.25%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	21 / 18	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	53	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$266,216	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	atlmoneyman	Borrower's state:	Georgia	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PROSPER LENDER (>$8K) skg new $
SEEKING PROSPER FUNDING BECAUSE:

I've been curious about obtaining funds here for potential re-investment for some time.? I have over $8000 in prosper loans active currently, which are generating nice returns?now.

My credit record is spotless for decades, and I've used my good credit to obtain low interest loans for many successful investments over the years.?? That said, a couple of my low interest?credit sources that I've?used?to invest in?Prosper, etc. have been arbitrarily raised 50% --simply because the credit card companies are painting so many great customers with the same "sub-prime" brush!

While these increased credit line rates are still better than the "average" Prosper loan I have open, I wanted to see if I could do better here -- and punish the credit card companies for abusing my good business over the years...and continue to expand my investments in Prosper with the new system. I have other cash avail from 401ks/IRA/home equity?as a fallback my income projections fall short moving forward -- so I'd consider this a very low risk loan if I were evaluating it.

Thank you for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430037
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1997	Debt/Income ratio:	22%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,514	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	abdulfrk	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	640-660 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	640-660 (Sep-2009) 640-660 (Apr-2008)
Principal balance:	$4,088.27	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
buying a new car for our family
Purpose of loan:
i have two kids now ,and i m?thinking to buy a used car for them.?

My financial situation?? ..?????????? its getting better day by day.

Monthly net income: $ 2000

Monthly expenses: $ 1200
??Housing: $ 700????
??Insurance: $ 0
??Car expenses: $0
??Utilities: $ 85
??Phone, cable, internet: $35
??Food, entertainment: $ 200
??Clothing, household expenses $100
??Credit cards and other loans: $ monthly payments 500
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430043
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$436.84

Auction yield range:	17.27% - 17.50%	Estimated loss impact:	18.97%
Lender servicing fee:	1.00%	Estimated return:	-1.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1983	Debt/Income ratio:	23%
Credit score:	680-700 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	17	Length of status:	0y 6m
Amount delinquent:	$448	Revolving credit balance:	$8,257	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	20%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	vennp	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	33 ( 97% )	680-700 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	1 ( 3% )	640-660 (Mar-2008) 640-660 (Jan-2008) 620-640 (Apr-2007)
Principal balance:	$3,330.75	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
Paying off High % Credit Cards
Purpose of Loan:

This will be my 3rd Prosper Loan.? My first was paid off nearly 2 years ago (early). ? My 2nd is about 50% of the way towards?being paid off.

My goal on my 2nd loan was to pay off credit card debt, this only partially happened, and I am unfortunatly in the same boat I was 18 months ago after a brief layoff from December of 2008 until March of 2009.? This time I want a loan large enough to completely pay off the CC's and close the accounts.?? I have had no problem making my monthly Prosper loan payments (Actually paid the first one off early), and have a secure job in the IT field paying $85K/yr.?? I also have additional income from part-time Database work I do that comes to roughly $3,000 - $5000 / yr.

Income:

I have been employed as a SQL Database Admin since the late 1990.?? I had a bried period of un-employment between December 2008 and March of this year when I was laid off due to the economic downturn.? I have been employed since April of this year in a secure job at my new employeer doing SQL Database Admin/Development work.

Yearly Salary:

$85,000.00(* Does not include bonus or side projects)

Monthly Net Income:

$4,650.00

My monthly budget:

Mortgage/rent: $?903 (rent)
Car expenses: $ 440 / Loan?(42 out of 60 payments made)? 2006 Toyota Tundra
$145 / Insurance
$50 / Gas? (I take public transit to work, my truck will sit for weeks at a time without being used)
Utilities: $ 75
Phone, cable, internet: $90
Food, entertainment: $400
Clothing, household expenses: $200

Notes:

* Someone asked me previously if I'm insured, I have full Medical/Dental/Life via my employeer.

* The public record is a small claims case I lost in 2002 for $1,800.? I paid the judgement on the spot when I lost the case.

* I am agressively trying to get out of debt, Oct/November I am trimming fat wherever possible.? Such as: Closing my Gym membership,? closing a storage unit I've had for years ($96/month),? eating home more often, etc.? goal is to create $500 / month in savings.
Information in the Description is not verified.